Exhibit 99.1
One High Ridge Park
Stamford, CT 06905
MeadWestvaco		News Release

Media:	Investor Relations:
Amber Garwood	Roger Holmes	Mark Pomerleau
tel 937 495 3573	tel 203 461 7537	tel 937 495 3456
William P. Fuller, III	Kathy Weiss
tel 203 461 7580	tel 203 461 7543

FOR IMMEDIATE RELEASE

Mead and Westvaco Complete Merger Creating Strong Global Organization

MeadWestvaco Begins Trading Under the Symbol MWV

Opening Bell Ceremony at New York Stock Exchange Marks Start of Trading

STAMFORD, CT -January 30, 2002 - The Mead Corporation (formerly NYSE: MEA) and Westvaco Corporation (formerly NYSE: W) today announced the completion of a merger of equals. MeadWestvaco Corporation will trade under the ticker symbol MWV on the New York Stock Exchange. The merger was announced on August 29, 2001, and was approved by the shareholders of both companies on January 28, 2002.

MeadWestvaco has approximately $8 billion in annual revenues and exceptional global platforms in the company's four core businesses - packaging, coated and specialty papers, consumer and office products, and specialty chemicals.

"With MeadWestvaco, we are creating an exceptional new company," said Jerry Tatar, Chairman. "We have leading positions in our core businesses, a value-added orientation for our business portfolio, world-class assets and a highly modern and efficient infrastructure."

John A. Luke, Jr., President and Chief Executive Officer, added, "With this combination and the powerful businesses it creates, we are well positioned to deliver higher returns to shareholders. Our plan to achieve $325 million in synergies is just the first step toward this goal."

The Board of Directors of MeadWestvaco consists of equal representation from Mead and Westvaco. The Board members are: John G. Breen, Michael E. Campbell, Dr. Thomas W. Cole, Jr., Duane E. Collins, David F. D'Alessandro, William E. Hoglund, James G. Kaiser, Richard B. Kelson, John A. Krol, Susan J. Kropf, Douglas S. Luke, John A. Luke, Jr., Robert C. McCormack, Lee J. Styslinger, Jr., Jerome F. Tatar, Jane L. Warner, J. Lawrence Wilson and Richard A. Zimmerman.

MeadWestvaco Corporation, headquartered in Stamford, CT, has annual sales of $8 billion and is a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. MeadWestvaco operates in 33 countries, serves customers in approximately 100 nations, and employs more than 30,000 people worldwide. Using sustainable forestry practices, MeadWestvaco manages 3.5 million acres of forests. For more information about MeadWestvaco, visit the company's web site, www.meadwestvaco.com.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for the company's products; changes in raw materials; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; and currency movements. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.